Report of Independent Registered Public Accounting
Firm

The Stockholders and Board of Directors
Tortoise North American Energy Corporation

In planning and performing our audit of the financial statements of Tortoise North American
Energy Corporation (the Company) for the period from October 31, 2005 (commencement of operations) through November 30, 2005, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Companys internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Company is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the
companys annual or interim financial statements
that is more than inconsequential will not be
prevented or detected. A material weakness is a
significant deficiency, or combination of
significant deficiencies, that results in more than
a remote likelihood that a material misstatement of
the annual or interim financial statements will not
be prevented or detected.
Our consideration of the Companys internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be significant deficiencies or
material weaknesses under standards established by
the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies
in the Companys internal control over financial
reporting and its operation, including controls for
safeguarding securities, that we consider to be a
material weakness as defined above as of
November 30, 2005.
This report is intended solely for the information
and use of management and the Board of Directors of
the Company and the Securities and Exchange
Commission and is not intended to be and should not
be used by anyone other than these specified
parties.
/s/ Ernst & Young LLP
Kansas City, Missouri
January 6, 2006